                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   VANS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

         (5) Total fee paid:

             -------------------------------------------------------------------

         [ ] Fee paid previously with preliminary material.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

             -------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

         (3) Filing Party:

             -------------------------------------------------------------------

         (4) Date Filed:

             -------------------------------------------------------------------

                                   VANS LOGO

                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 20, 1998

Dear Stockholders:

     The 1998 Annual Meeting of Stockholders of Vans, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, October 20, 1998, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, for the following purposes:

     1. To elect 11 directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1999; and

     3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     In accordance with the Company's Restated By-Laws, the Board of Directors has fixed the close of business on August 26, 1998, as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.

     A list of the stockholders entitled to vote at the Annual Meeting may be examined at the Company's executive offices, located at 15700 Shoemaker Avenue, Santa Fe Springs, California, during the 10-day period preceding the Annual Meeting.

     YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Craig E. Gosselin
                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary
September 21, 1998
Santa Fe Springs, California

                                   VANS LOGO

                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vans, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, October 20, 1998, and at any adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is September 21, 1998.

     The Board of Directors of the Company has selected August 26, 1998, as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The Company had a total of 13,207,585 shares of $.001 par value common stock (the "Common Stock") outstanding at August 26, 1998. The Common Stock is the only outstanding class of voting securities of the Company. Stockholders will be entitled to one vote for each share of stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Stockholders are not entitled to cumulate their votes and have no rights of appraisal with respect to the proposals described herein.

     All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the 11 director nominees named in this Proxy Statement and in favor of the other proposal described herein. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors of the Company determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

     The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder's proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

     The costs of this proxy solicitation will be paid by the Company. To the extent necessary, proxies may also be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 26, 1998: (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director; (iii) the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information;" and (iv) by all directors and executive officers of the Company as a group.

                                                                  AMOUNT AND NATURE        PERCENT
                            NAME                              OF BENEFICIAL OWNERSHIP(1)   OF CLASS
                            ----                              --------------------------   --------
Mellon Bank Corporation.....................................          1,453,575(2)          11.0%
  One Mellon Bank Center
  Pittsburgh, PA 15258
Neumeier Investment Counsel, LLC............................          1,235,400(2)           9.4%
  26435 Carmel Rancho Blvd
  Carmel, CA 93923
Columbia Special Fund, Inc..................................            860,000(2)           6.5%
  1301 S.W. Fifth Avenue
  P.O. Box 1350
  Portland, OR 97207.
Fleet Financial Group, Inc..................................            860,000(2)           6.5%
  One Federal Street
  Boston, MA 02110
Franklin Resources, Inc.....................................            831,800(2)           6.3%
  777 Mariners Island Boulevard
  San Mateo, CA 94404
Wall Street Associates......................................            759,600(2)           5.8%
  1200 Prospect Street
  Suite #100
  La Jolla, CA 92037
Walter E. Schoenfeld........................................            275,353(3)           2.1%
Gary H. Schoenfeld..........................................            200,982(4)           1.5%
George E. McCown............................................            101,043                 *
Philip H. Schaff, Jr........................................            141,006(5)           1.0%
Wilbur J. Fix...............................................             62,000(6)              *
James R. Sulat..............................................             15,834(7)              *
Kathleen M. Gardarian.......................................             12,501(8)              *
Lisa M. Douglas.............................................             10,834(9)              *
Gerald Grinstein............................................                  0(10)           N/A
Charles G. Armstrong........................................              5,000(11)           N/A
Leonard R. Wilkins..........................................                  0(11)           N/A
Neal R. Lyons...............................................             23,799(12)             *
Sari K. Ratsula.............................................             54,615(13)             *
Craig E. Gosselin...........................................             37,291(14)             *
All directors and executive officers as a group (24
  persons)..................................................          1,042,514(15)          7.5%

---------------
 *  Represents beneficial ownership of less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on shares of Common Stock outstanding as of August 26, 1998, plus shares deemed outstanding pursuant to Rule 13d-2(d)(1) under the Securities Exchange Act of 1934, as amended.

(footnotes continued from prior page)

 (2) Based on Schedule 13G filings, and amendments thereto, made by such stockholders for the year ended December 31, 1997.

 (3) Includes 169,212 shares of Common Stock that are subject to stock options which are exercisable within 60 days of August 26, 1998.

 (4) Includes 144,696 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 26, 1998. Excludes 115,930 shares of Common Stock that are subject to the same stock options which are not exercisable within 60 days of August 26, 1998.

 (5) Excludes 6,666 shares of Common Stock that are subject to non-statutory stock options which are not exercisable within 60 days of August 26, 1998. Includes 61,514 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 26, 1998.

 (6) Includes 48,000 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 26, 1998. Excludes 6,666 shares of Common Stock that are subject to non-statutory stock options which are not exercisable within 60 days of August 26, 1998.

 (7) Represents shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 26, 1998. Excludes 6,666 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of August 26, 1998.

 (8) Represents shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of August 26, 1998. Excludes 6,666 shares of Common Stock that are subject to the same non-statutory options which are not exercisable within 60 days of August 26, 1998.

 (9) Represents shares of Common Stock that are subject to non-statutory options which are exercisable within 60 days of August 26, 1998. Excludes 6,666 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of August 26, 1998.

(10) Excludes 7,500 shares of Common Stock that are subject to non-statutory stock options which are not exercisable within 60 days of August 26, 1998.

(11) Excludes 7,500 shares of Common Stock that are subject to non-statutory stock options which were granted to these individuals in September 1998.

(12) Includes 13,870 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 26, 1998. Excludes 23,815 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of August 26, 1998.

(13) Includes 26,338 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 26, 1998. Excludes 33,799 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of August 26, 1998.

(14) Includes 32,018 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of August 26, 1998. Excludes 9,312 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of August 26, 1998.

(15) Includes 642,073 shares that are subject to non-statutory and incentive stock options which are exercisable within 60 days of August 26, 1998 and are held by certain executive officers and directors of the Company.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Restated By-laws of the Company, as amended, provide for no less than five and no more than 11 directors, as determined from time to time by the Board. The Board has currently fixed the number of directors at 11. The Restated By-laws provide that the directors shall be elected annually.

     Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a director of the Company. All of the nominees are presently directors. If any nominees are unable to serve as a director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

                                                                                      FIRST
                                                                                      BECAME
NOMINEES FOR ELECTION   AGE               POSITION HELD IN THE COMPANY              A DIRECTOR
---------------------   ---               ----------------------------              ----------
Walter E. Schoenfeld    67    Director and Chairman of the Board                      1991
Gary H. Schoenfeld      35    Director; President and Chief Executive Officer         1995
Charles G. Armstrong    56    Director                                                1998
Lisa M. Douglas         39    Director                                                1995
Wilbur J. Fix           71    Director                                                1993
Kathleen M. Gardarian   53    Director                                                1994
Gerald Grinstein        66    Director                                                1998
George E. McCown        63    Director and Vice Chairman of the Board                 1988
Philip H. Schaff, Jr.   77    Director                                                1989
James R. Sulat          48    Director                                                1994
Leonard R. Wilkins      61    Director                                                1998

     WALTER E. SCHOENFELD has served as a director since August 1991 and has served as Chairman of the Board since July 1996. He served as Chief Executive Officer from May 1995 to February 1997 and was President from May 1995 to July 1996. He previously held the positions of President and Chief Executive Officer from July 1993 to September 1994. From April 1993 to July 1993, he served as Acting President and Chief Executive Officer. Mr. Schoenfeld was a Vice Chairman of the Board from March 1993 to July 1996. Mr. Schoenfeld has served as Chairman of the Board of Schoenfeld Group Ltd., a private consulting and investment company, since 1987, and was Chairman of the Board of Access Long Distance Telephone Company from 1991 until January 1998. From 1976 to 1982 he was a General and Limited Partner of the Seattle Mariners Baseball Club. Mr. Schoenfeld is the father of Gary H. Schoenfeld, a director and President and the Chief Executive Officer of the Company. Mr. Schoenfeld received a B.B.A. from the University of Washington.

     GARY H. SCHOENFELD has served as a director since November 1995. He became President in July 1996 and Chief Executive Officer in February 1997. He served as the Company's Chief Operating Officer from September 1995 to February 1997. Prior to joining the Company, Mr. Schoenfeld was a partner of McCown De Leeuw & Co., a venture banking firm ("MDC"). During his employment with MDC from July 1988 to August 1995, Mr. Schoenfeld was a director of five MDC-affiliated companies, and has been involved with the Company since 1989. Prior to joining MDC, Mr. Schoenfeld was employed for two years by David H. Murdock, a private financier, and was previously involved in a variety of projects with Brittania Sportswear Company, including offshore sourcing operations in Hong Kong. Mr. Schoenfeld is a director of Fitness Holdings, Inc., an MDC portfolio company. Mr. Schoenfeld is the son of Walter E. Schoenfeld, the Company's Chairman of the Board. Mr. Schoenfeld received a B.A. from the University of California at Los Angeles and an M.B.A. from Stanford University.

     CHARLES G. ARMSTRONG has served as a director since September 1998. Mr. Armstrong has been the President and Chief Operating Officer of the Seattle Mariners Baseball Club since July 1992. He was President of the Mariners from 1983 to 1989, and was Interim Director for the University of Washington in 1991. During his involvement with Major League Baseball, Mr. Armstrong has served on a number of committees for the American League and the Major League Baseball Commissioners Office; he currently serves on the International Committee. Mr. Armstrong received a B.S. in Industrial Engineering from Purdue University, and a J.D. from Stanford University Law School.

     LISA M. DOUGLAS has served as a director since November 1995. Ms. Douglas is President and Chief Executive Officer of Nufitness Corporation, a producer of fitness and wellness-related television and multimedia programs. Prior to founding Nufitness in 1991, Ms. Douglas was Director of Corporate Sales for Koala Blue, a women's sportswear manufacturer founded by Olivia Newton-John. Ms. Douglas currently serves on the Board of the Douglas Family Foundation and formerly served as a member of the Board and the Steering Committee of the Associates of Cedars-Sinai Medical Center. Ms. Douglas received a B.S. from the University of Minnesota and a Masters in Psychology from California State University, Northridge.

     WILBUR J. FIX has served as a director of the Company since February 1993. From 1980 to 1993, Mr. Fix was Chairman of the Board and Chief Executive Officer of The Bon Marche, a Seattle-based chain of department stores which was acquired by Campeau Corporation in 1986. Mr. Fix ultimately became Senior Vice President of Allied Stores Corporation, the parent company of The Bon Marche, and a member of the Boards of Directors of Allied Stores and Federated Stores. Mr. Fix is a member of the Board of Directors of BMC West Corporation, a publicly traded corporation. Mr. Fix received a B.A. from the University of Washington.

     KATHLEEN M. GARDARIAN has served as a director of the Company since December 1994. She has been, since 1988, the owner and President of Qualis International, Inc., an Irvine, California-based international trading and distribution company. Ms. Gardarian is a founding Trustee and Board member of the World Business Academy, and is on the Advisory Boards of The Gorbachev U.S.A. Foundation, The Institute of Transpersonal Psychology, and The Forum for Corporate Directors. Ms. Gardarian received a B.A. from the University of California at Los Angeles.

     GERALD GRINSTEIN has served as a director since June 1998. Mr. Grinstein is Chairman of the Board of Delta Airlines and serves on the Boards of Browning Ferris Industries, Sundstrand Corporation, PACCAR, Inc. and Imperial Holly Corporation. From 1990 to 1995 he was Chairman, President and Chief Executive Officer of Burlington Northern Inc., where he oversaw the acquisition of Santa Fe Pacific Corp. He is a Trustee of the Henry M. Jackson Foundation. Mr. Grinstein is a graduate of Yale College and Harvard Law School.

     GEORGE E. MCCOWN has served as Vice Chairman of the Board since July 1996. From February 1988 to July 1996, he was Chairman of the Board. From February until July 1988, he served as President/Chief Executive Officer. Mr. McCown was co-founder and has been a managing general partner of MDC Management Company, the general partner of MDC, since 1984. He also serves as Chairman of the Board and a director of Building Materials Holding Corporation, a publicly traded corporation, and is a director of FiberMark, Inc., a publicly traded corporation, and several other MDC portfolio companies. He is Chairman of the World Business Academy. Mr. McCown received a B.S. from Stanford University, where he serves as a Trustee, and an M.B.A. from Harvard University.

     PHILIP H. SCHAFF, JR. has served as a director of the Company since January 1989. Mr. Schaff has owned and operated his own investment and consulting firm, Phil Schaff Enterprises, since 1983. From 1947 to 1983, Mr. Schaff was employed by Leo Burnett Co., Inc., a leading advertising agency, eventually becoming its Chairman of the Board and Chief Executive Officer. He is a former Trustee of Princeton University and has been President of several not-for-profit institutions.

     JAMES R. SULAT has served as a director of the Company since October 1994. He became Chief Financial Officer of Chiron Corporation, a manufacturer and marketer of healthcare products for the treatment, prevention and diagnosis of disease, in April 1998. Prior to joining Chiron, Mr. Sulat was Chief Financial Officer of Stanford Health Services, a not-for-profit health care provider which operates the Stanford University hospital and clinic, from 1993 to March 1998. Mr. Sulat received a B.S. from Yale College and an M.B.A. and M.S. from Stanford University.

     LEONARD R. WILKINS has served as a director of the Company since September 1998. Mr. Wilkins has been Head Coach of the Atlanta Hawks Basketball Team since 1994 and was previously Head Coach of the Cleveland Cavaliers. Mr. Wilkens has coached in the NBA for 26 years and is the winningest coach in the NBA's history. He also served as Coach of The Dream Team of the 1996 Atlanta Olympic Games. He formerly served as Vice President of the NBA Players Association and is currently President of the NBA Coaches Association. Mr. Wilkens has been elected to the NBA Hall of Fame as both Player and Coach. He is a Graduate of Providence College with a Degree in Economics and has an Honorary Doctorate in Humanities from both Providence College and Seattle University. Mr. Wilkens serves on the Board of Trustees of Providence College and also serves on the Boards of the Atlanta Center for Children and the Odessa Brown Children's Clinic.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                   VOTE FOR THE ABOVE NOMINEES TO THE BOARD.

     Board Committees. The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for officers and employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors, and determines the Company's investment policies; an Executive Committee, which reviews the operations of the Company on a periodic basis; a Mergers and Acquisitions Committee, which considers appropriate acquisitions for the Company; and a Nominating Committee, which considers and recommends appropriate candidates for the Board. The Nominating Committee does not, at this time, consider nominees for the Board recommended by stockholders.

     The members of the Compensation Committee are Wilbur J. Fix, Chairman, Philip H. Schaff, Jr., Lisa M. Douglas and Kathleen M. Gardarian. The Compensation Committee met, or acted pursuant to Written Consent, three times during fiscal 1998. The members of the Audit Committee are James R. Sulat, Chairman, Philip H. Schaff, Jr., and Wilbur J. Fix. The Audit Committee met four times during fiscal 1998. The members of the Executive Committee are George E. McCown, Chairman, Walter E. Schoenfeld, and Gary H. Schoenfeld. The Executive Committee met two times during fiscal 1998. The members of the Mergers and Acquisitions Committee are James R. Sulat, Chairman, Gerald Grinstein, Walter E. Schoenfeld and Gary H. Schoenfeld. The Mergers and Acquisitions Committee met two times during fiscal 1998. The members of the Nominating Committee are Walter
E. Schoenfeld, Chairman, George E. McCown, Lisa M. Douglas, and Gary H. Schoenfeld. The Nominating Committee met two times during fiscal 1998.

     Compensation of Directors. It is the Company's policy to pay its outside directors (who are currently Ms. Gardarian, Ms. Douglas and Messrs. Schaff, Fix, Sulat, Grinstein, Armstrong and Wilkins) a quarterly fee of $3,000 plus a fee of $2,000 for in-person Board and Committee meetings and $1,000 for telephonic Board and Committee meetings, as compensation for their services. All directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings and receive an initial grant of a non-statutory stock option to purchase 7,500 shares upon joining the Board and annual grants of non-statutory stock options to purchase 5,000 shares on the date of each Annual Meeting of Stockholders. Until May 31, 1998, MDC Management Company, the general partner of MDC, provided management, consulting and financial services to the Company pursuant to a management agreement for a fixed annual fee, subject to adjustment based upon increases in the Consumer Price Index. The agreement expired on May 31, 1998. See "Certain Transactions." George E. McCown, a director and officer of the Company, and David E. De Leeuw, a former director and officer of the Company, are general partners of MDC Management Company. Messrs. McCown and De Leeuw received no director compensation during the term of the agreement.

     Meetings of the Board of Directors. During fiscal 1998, there were eight regularly scheduled and special meetings of the Board of Directors of the Company. The Board also acted pursuant to Written Consent one time during fiscal 1998.

     Each nominee for the Board, except Messrs. Grinstein, Armstrong and Wilkins, attended at least 75% of the aggregate of (i) the total number of Board meetings, and (ii) the total number of meetings held by all Committees on which he or she served during fiscal 1998. Messrs. Grinstein, Armstrong and Wilkins joined the Board after the end of fiscal 1998.

     Board Members who have left the Company since the last Annual Meeting. David E. De Leeuw resigned as a Board member in June 1998.

     Information Relating to Current Executive Officers. Set forth below are the names and ages of the current executive officers of the Company, other than Walter E. and Gary H. Schoenfeld and George E. McCown (see "Proposal
1 -- Election of Directors"), together with the positions held by these persons.

       NAME         AGE                               TITLE
       ----         ---                               -----
Sari K. Ratsula     33     Senior Vice President -- Sales and Product Development
Neal R. Lyons       41     Senior Vice President -- Retail Stores
Stephen M. Murray   37     Senior Vice President -- International and Apparel*
Kyle B. Wescoat     46     Vice President -- Chief Financial Officer
Jay E. Wilson       51     Vice President -- Marketing
Steven J. Van       42     Vice President -- Promotions
  Doren
Craig E. Gosselin   38     Vice President -- General Counsel and Corporate Secretary
Charles C. Kupfer   37     Vice President, Controller and Assistant Corporate Secretary
Gary L. Dunlap      53     Vice President -- Management Information Systems
Robert H. Camarena  32     Vice President -- Distribution and Corporate Logistics
Ralph Serna         41     Vice President -- Design
Scott A. Brabson    43     Vice President -- Global Sourcing
Michael C. Jonte    36     Vice President -- Merchandising

     SARI K. RATSULA has been Senior Vice President -- Sales and Product Development since December 1996. Prior to that time, she was Vice President -- Design and Product Development from June 1994 to December 1996. She has been employed by the Company since 1989, and has been involved in all facets of the design and development of the Company's product line, ultimately becoming Director of Product Development, a position she held from 1991 to June 1994. Ms. Ratsula received an M.S. from the Helsinki School of Economics and Business Administration.

     NEAL R. LYONS has been Senior Vice President -- Retail Stores since September 1997. Prior to that time, he was Vice President -- Retail Stores from September 1995 to September 1997. Prior to joining the Company, Mr. Lyons was Director of Stores for Reebok International Ltd. from June 1994 to February 1995. From September 1989 to June 1994, he was President of Midlantic Footwear, a large-scale footwear and apparel organization and a division of Intershoe Inc.

     STEPHEN M. MURRAY will become Senior Vice President -- International and Apparel upon receipt of certain immigration documentation permitting him to work in the U.S. Mr. Murray was employed by Reebok International Ltd. for seven years, eventually becoming responsible for all merchandising, design, product development, distribution and brand strategy for Reebok apparel throughout the world. Prior to joining Reebok, Mr. Murray was Sales Director for Dunlop Slazenger International, where he managed sales of hard goods and apparel.

     KYLE B. WESCOAT has served as Vice President -- Chief Financial Officer since February 1996. From November 1995 to February 1996, Mr. Wescoat served as Assistant to the President of Equity Management Inc., a marketing services company that specializes in brand extension licensing. From January 1994 to October 1995, Mr. Wescoat was Chief Financial Officer of Shirmar Corporation, an industrial products company. From August 1990 to January 1994, Mr. Wescoat served as Chief Financial Officer of PLC Leather, a manufacturer, wholesaler and importer of women's fashion accessories. Mr. Wescoat received a B.S. from Drexel University and an M.B.A. from the University of Michigan.

     JAY E. WILSON has been Vice President -- Marketing of the Company since December 1996. Prior to joining the Company, Mr. Wilson was a consultant with Dark Horse Distribution from February 1995 to December 1996, focusing on extreme sports brands. From March 1994 to February 1995, he was a Managing Partner of Brand Building Communications, a venture providing brand building expertise to clients such as Disney Americast, Rhino Records and Kids Mart. From December 1990 to March 1994, he was Creative

---------------

* Subject to Mr. Murray obtaining certain immigration documentation.

Director of Lintas Campbell Ewald, an advertising agency located in Los Angeles. Mr. Wilson received a B.A. from the Art College of Design.

     STEVEN J. VAN DOREN has been a Vice President since May 1990. He is currently primarily responsible for the Company's point-of-purchase and promotional efforts, and is the Company's executive in charge of the VANS Warped Tour, a traveling music/sports festival sponsored by the Company, and the Vans Triple Crown series of alternative sports events. Mr. Van Doren has been employed by the Company in various capacities since the formation of the predecessor of the Company in 1966. Mr. Van Doren is the son of Paul Van Doren, a founder of the predecessor of the Company.

     CRAIG E. GOSSELIN has been Vice President -- General Counsel of the Company since July 1992. He became Secretary in May 1993. He was an Assistant Secretary of the Company from February 1988 to May 1993. From March 1990 to June 1992, Mr. Gosselin was a Partner of the law firm of Cooper & Dempsey. Mr. Gosselin received a B.B.A. from Loyola Marymount University and a J.D. from Southwestern University School of Law.

     CHARLES C. KUPFER has been a Vice President and Assistant Corporate Secretary of the Company since July 1996. He was the Company's Controller from September 1994 to October 1996 when he took charge of the Company's production and sourcing efforts. He re-assumed the position of Controller again in November 1998. From July 1995 to December 1995 he was Acting Chief Financial Officer of the Company. He served as Assistant Controller of the Company from August 1992 until September 1994. Mr. Kupfer received a B.A. from the University of California at Irvine and a second B.A. from the California State University at Fullerton.

     GARY L. DUNLAP has been Vice President -- Management Information Systems of the Company since May 1995. Prior to joining the Company he was Vice President
 -- Information Services for OroAmerica, Inc. from March 1992 to April 1995, and held the same position at Berkshire Properties & Development from July 1985 to March 1992. Mr. Dunlap received a B.S. from Lycoming College.

     ROBERT H. CAMARENA has been Vice President -- Distribution and Corporate Logistics of the Company since February 1996. Prior to that time, from May 1995 to February 1996, Mr. Camarena was Director of Distribution and Corporate Logistics. Prior to joining the Company, Mr. Camarena was General Manager of Silver America and Vice President of Operations of OroAmerica, Inc. from May 1992 to May 1995.

     RALPH SERNA has been Vice President -- Design of the Company since June 1997. Prior to becoming a Vice President, Mr. Serna was Director -- Product Design of the Company from June 1996 to July 1997. From June 1995 to June 1996, Mr. Serna was Director of Running, Basketball and Classic Footwear for Reebok International Ltd. From February 1994 to June 1995, he was Director of International Footwear Design and Development for Muzuno Inc., and from September 1990 to February 1994, he was Director of Design and Development for Etonic Inc. Mr. Serna received a B.A. in Fine Arts from the University of California at Irvine.

     SCOTT A. BRABSON has been Vice President -- Global Sourcing of the Company since November 1997. Prior to joining the Company, he was Vice
President -- Global Sourcing and Operations of Deckers Outdoor Corporation from September 1996 to November 1997. From March 1992 to September 1996 he was Managing Director, Asian Operations and Worldwide Sourcing for L.A. Gear, Inc., and from July 1988 to March 1992, he was Regional Director, Technical Services for Reebok International Ltd. Mr. Brabson has a B.A. in Business Administration from the University of Michigan.

     MICHAEL C. JONTE has been Vice President - Merchandising of the Company since January 1998. Prior to that time he was Director of Retail Merchandising of the Company from December 1995 to January 1998, ultimately becoming responsible for the Company's Triple Crown of Surfing apparel line. From June 1992 to December 1995, Mr. Jonte was Director of Product Development for Young Mens and Children for B.U.M. Equipment. Mr. Jonte has a B.A. in Public Administration from San Diego State University.

     Executive Officers who have left the Company since the last Annual Meeting. The following individuals resigned from the Company since the last Annual Meeting: John T. Dickinson, John P. Walker and Casey G. Waid.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table discloses compensation for the three fiscal years ended May 31, 1998, received by (i) the Company's President and Chief Executive Officer during fiscal 1998, and (ii) the four remaining most highly paid executive officers as of May 31, 1998 (collectively, the "named executive officers").

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                  -----------------------
                                                                                               SECURITIES
                                FISCAL YEAR         ANNUAL COMPENSATION           RESTRICTED   UNDERLYING
           NAME AND                ENDED      --------------------------------      STOCK       OPTIONS/        ALL OTHER
      PRINCIPAL POSITION          MAY 31      SALARY($)    BONUS($)   OTHER($)    AWARDS($)     SARS(#)      COMPENSATION($)
      ------------------        -----------   ---------    --------   --------    ----------   ----------    ---------------
Gary H. Schoenfeld............     1998        350,000     115,667         --        -0-        204,912(6)           -0-
  President and Chief              1997        289,713     147,500         --        -0-        200,000              -0-
  Executive Officer                1996        183,645(1)   44,874         --        -0-        100,000          108,650(2)
Walter E. Schoenfeld..........     1998        288,000         -0-     42,501(3)     -0-            -0-              -0-
  Chairman of the Board            1997        226,627         -0-    117,356(4)     -0-            -0-
                                   1996        196,297         -0-     64,490(5)     -0-            -0-              -0-
Neal R. Lyons.................     1998        208,078      48,785         --        -0-         27,684(6)           -0-
  Senior Vice President --         1997        182,407      60,000         --        -0-         10,000              -0-
  Retail Sales                     1996        160,369      45,885         --        -0-          5,000              -0-
Sari K. Ratsula...............     1998        200,000      15,700         --        -0-         24,692(6)           -0-
  Senior Vice President --         1997        171,782      52,500         --        -0-         20,000              -0-
  Sales & Prod. Dev.               1996        119,366      25,000         --        -0-         16,667              -0-
Craig E. Gosselin.............     1998        181,635      26,316         --        -0-         12,885(6)           -0-
  Vice President                   1997        175,607      26,392         --        -0-          2,000              -0-
  General Counsel                  1996        169,616      33,750         --        -0-          2,000              -0-
  and Corporate Secretary

---------------
(1) Mr. Schoenfeld joined the Company on September 1, 1995. He became President of the Company in July 1996 and Chief Executive Officer in February 1997. Pursuant to his Employment Agreement, his annual salary is no less than $250,000 per year.

(2) Represents (i) amounts paid to Mr. Schoenfeld to reimburse him for relocating his residence to Southern California when he joined the Company, and (ii) amounts payable to Mr. Schoenfeld to reimburse him for certain costs associated with the sale of his former residences.

(3) Includes $30,000 paid by the Company to reimburse Mr. Schoenfeld for the expense of maintaining secretarial support in Seattle, which is his home for purposes of conducting Company business there.

(4) Includes $60,000 paid by the Company for an automobile to replace the automobile previously leased for Mr. Schoenfeld. In accordance with Board policy, the Company no longer leases new Company vehicles. Mr. Schoenfeld primarily uses the vehicle for Company business. Also includes (i) $31,356 paid by the Company for accommodations at a temporary residence Mr. Schoenfeld maintained in fiscal 1997, and (ii) $26,000 paid by the Company to reimburse Mr. Schoenfeld for the secretarial support referred to in footnote (3) above.

(5) Consists of (i) $40,490 paid by the Company for the residence referred to in footnote (4) above, and (ii) $24,000 paid by the Company to reimburse Mr. Schoenfeld for the secretarial support referred to in footnote (3) above.

(6) Includes options which were repriced during fiscal 1998 as follows: Mr. Schoenfeld, 200,000 shares; Mr. Lyons, 25,000 shares; Ms. Ratsula, 21,885 shares; and Mr. Gosselin, 10,329 shares.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1998 to the named executive officers.

                                               INDIVIDUAL GRANTS
                        ---------------------------------------------------------------
                        NUMBER OF      PERCENT
                        SECURITIES     OF TOTAL
                        UNDERLYING   OPTIONS/SARS   EXERCISE                   MARKET
                         OPTIONS/     GRANTED TO     OF BASE                  VALUE ON
                           SARS      EMPLOYEES IN     PRICE     EXPIRATION   GRANT DATE
         NAME           GRANTED(#)   FISCAL 1998    ($/SHARE)      DATE      ($/SHARE)
         ----           ----------   ------------   ---------   ----------   ----------
Gary H. Schoenfeld....  1.   4,912(1)        *        14.25(2)    9/15/07      14.25
                        2. 100,000(3)     15.2%        9.25       8/22/06       9.25
                        3. 100,000(3)     15.2%        9.25       5/19/07       9.25
Walter E.
  Schoenfeld..........         -0-        N/A           N/A           N/A        N/A
Neal R. Lyons.........  1.   2,684(1)        *        14.25(2)    9/15/07      14.25
                        2.  15,000(1)      2.3%       14.25(2)    9/15/07      14.25
                        3.  10,000(3)      1.5%        9.25       5/19/07       9.25
Sari K. Ratsula.......  1.   2,807(1)        *        14.25(2)    9/15/07      14.25
                        2.   1,885(3)        *         9.25       9/17/02       9.25
                        3.  10,000(3)      1.5%        9.25       6/24/06       9.25
                        4.  10,000(3)      1.5%        9.25      12/29/06       9.25
Craig E. Gosselin.....  1.   2,556(1)        *        14.25(2)    9/15/07      14.25
                        2.   5,773(3)        *         9.25       9/17/02       9.25
                        3.   2,000(3)        *         9.25       5/19/07       9.25

                                POTENTIAL REALIZABLE VALUE
                                 AT ASSUMED ANNUAL RATES
                               OF STOCK PRICE APPRECIATION
                                     FOR OPTION TERM
                        ------------------------------------------
                             0%             5%            10%
                        APPRECIATION   APPRECIATION   APPRECIATION
         NAME               ($)            ($)            ($)
         ----           ------------   ------------   ------------
Gary H. Schoenfeld....      -0-           26,577          66,342
                            -0-          467,271       1,132,175
                            -0-          518,349       1,281,548
Walter E.
  Schoenfeld..........      N/A              N/A             N/A
Neal R. Lyons.........      -0-           14,522          36,251
                            -0-           81,160         202,592
                            -0-           51,835         128,155
Sari K. Ratsula.......      -0-           15,188          37,912
                            -0-            4,226           9,220
                            -0-           45,588         109,913
                            -0-           49,119         120,157
Craig E. Gosselin.....      -0-           13,830          34,522
                            -0-           12,941          28,236
                            -0-           10,367          25,631

---------------
* Less than 1%.

(1) Each of these options is an incentive stock option which expires 10 years after the date of grant. The options are exercisable in five annual increments of 20% commencing on the first anniversary of the grant date. The options also become fully exercisable in the event of a change in control of the Company.

(2) The exercise price of each of these options was amended in April 1998. See "Ten-Year Options/SAR Repricings."

(3) Each of these options was an existing option whose exercise price was amended in April 1998. See "Ten-Year Options/SAR Repricings." Each of the options expires 10 years after the date of grant. The options are either exercisable in three annual increments of 33.33% or five annual increments of 20% commencing on the first anniversary of the grant date. The options also became fully exercisable in the event of a change in control of the Company.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in fiscal 1998 by the named executive officers, and the value of such officers' unexercised options/SARs at May 29, 1998, the last trading day of fiscal 1998.

                                                                            NUMBER OF               VALUE OF UNEXERCISED
                                                                      SECURITIES UNDERLYING         IN-THE-MONEY OPTIONS/
                                                                     OPTIONS/SARS AT FISCAL            SARS AT FISCAL
                                        SHARES                             YEAR-END(#)                 YEAR-END($)(3)
                                      ACQUIRED ON      VALUE       ---------------------------   ---------------------------
                NAME                  EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                  -----------   -----------    -----------   -------------   -----------   -------------
Gary H. Schoenfeld..................    24,286            -0-(1)      89,714        170,912        192,642        128,184
Walter E. Schoenfeld................    71,929        594,500(2)     169,212            -0-        484,810            N/A
Neal R. Lyons.......................       -0-            N/A         11,667         26,016         27,250         22,211
Sari K. Ratsula.....................    28,222            -0-(1)      22,443         31,694         48,028         71,470
Craig E. Gosselin...................       -0-            N/A         29,330         11,999        100,909         43,778

---------------
(1) No value was realized by Mr. Schoenfeld or Ms. Ratsula pursuant to the acquisition of these shares since they did not sell them.

(2) Mr. Schoenfeld sold 50,000 of the shares he acquired primarily to pay the exercise price of the option and taxes due upon the sale. He held the remaining 21,929 shares he acquired and therefore realized no value pursuant to the acquisition of such shares.

(footnote continued from prior page)

(3) Calculated by multiplying the number of shares by the difference between (i) $10.00, the closing sales price of the Company's Common Stock on May 29, 1998, the last trading day of fiscal 1998, and (ii) the exercise prices of those options which were in-the-money as of that date.

TEN-YEAR OPTIONS/SAR REPRICINGS

     In order to retain and continue to incentivize the Company's employees, the Compensation Committee approved on April 6, 1998, amendments to the exercise prices of certain options of the Company's employees, including all of the Company's current executive officers who hold options, except Walter E. Schoenfeld, to lower such exercise prices to $9.25, the closing sales price of the Common Stock on April 6, 1998. The following table sets forth certain information as of May 31, 1998, with respect to the repricing of stock options held by the Company's executive officers.

                                                 NUMBER OF
                                                 SECURITIES
                                                 UNDERLYING      MARKET PRICE     EXERCISE PRICE                     LENGTH OF
                                                OPTIONS/SARS   OF STOCK AT TIME     AT TIME OF                    ORIGINAL OPTION
                                                REPRICED OR    OF REPRICING OR     REPRICING OR    NEW EXERCISE   TERM REMAINING
                                                  AWARDED         AMENDMENT         AMENDMENT         PRICE         AT DATE OF
                NAME                    DATE        (#)              ($)               ($)             ($)         REPRICING OR
                ----                   ------   ------------   ----------------   --------------   ------------   ---------------
Gary H. Schoenfeld...................  4/6/98     100,000            9.25             13.56            9.25          100 mos.
  President and Chief Executive
  Officer                              4/6/98     100,000            9.25             11.25            9.25          109 mos.
                                       4/6/98       4,912            9.25             14.25            9.25          113 mos.
Neal R. Lyons........................  4/6/98      10,000            9.25             11.25            9.25          109 mos.
  Senior Vice President -- Retail
  Stores                               4/6/98      15,000            9.25             14.25            9.25          113 mos.
                                       4/6/98       2,684            9.25             14.25            9.25          113 mos.
Sari K. Ratsula......................  4/6/98       1,885            9.25              9.50            9.25           53 mos.
  Senior Vice President --             4/6/98      10,000            9.25             13.25            9.25           98 mos.
  Sales & Product Development          4/6/98      10,000            9.25             11.125           9.25          104 mos.
                                       4/6/98       2,807            9.25             14.25            9.25          113 mos.
Craig E. Gosselin....................  4/6/98       5,773            9.25              9.50            9.25           53 mos.
  Vice President and General Counsel   4/6/98       2,000            9.25             11.25            9.25          109 mos.
                                       4/6/98       2,556            9.25             14.25            9.25          113 mos.
Kyle B. Wescoat......................  4/6/98      25,000            9.25             12.75            9.25           98 mos.
  Vice President and Chief Financial   4/6/98       7,500            9.25             13.56            9.25          100 mos.
  Officer                              4/6/98       2,000            9.25             11.25            9.25          109 mos.
                                       4/6/98       2,351            9.25             14.25            9.25          113 mos.
Steven J. Van Doren..................  4/6/98       2,918            9.25              9.50            9.25           53 mos.
  Vice President -- Promotions         4/6/98       5,000            9.25             11.125           9.25          104 mos.
                                       4/6/98       1,772            9.25             14.25            9.25          113 mos.
Charles C. Kupfer....................  4/6/98       2,182            9.25              9.50            9.25           53 mos.
  Vice President and Controller        4/6/98       5,000            9.25             13.25            9.25           98 mos.
                                       4/6/98       5,000            9.25             11.125           9.25          104 mos.
                                       4/6/98      10,000            9.25             11.125           9.25          104 mos.
                                       4/6/98       1,825            9.25             14.25            9.25          113 mos.
Gary L. Dunlap.......................  4/6/98       5,000            9.25             13.25            9.25           98 mos.
  Vice President -- MIS                4/6/98       1,598            9.25             14.25            9.25          113 mos.
Robert H. Camarena...................  4/6/98       5,000            9.25             13.25            9.25            98 mos
  Vice President --                    4/6/98      10,000            9.25             11.125           9.25          104 mos.
  Logistics and Operations             4/6/98      15,000            9.25             16.00            9.25          115 mos.
                                       4/6/98       1,888            9.25             14.25            9.25          113 mos.
Jay E. Wilson........................  4/6/98      20,000            9.25             15.75            9.25          104 mos.
  Vice President -- Marketing          4/6/98       5,000            9.25             11.25            9.25          107 mos.
                                       4/6/98       5,000            9.25             14.25            9.25          113 mos.
Ralph Serna..........................  4/6/98       3,333            9.25             13.88            9.25           99 mos.
  Vice President -- Design             4/6/98       5,000            9.25             11.25            9.25          109 mos.
                                       4/6/98       1,333            9.25             13.56            9.25          101 mos.
                                       4/6/98       1,895            9.25             14.25            9.25          113 mos.
Scott A. Brabson.....................  4/6/98      25,000            9.25             16.94            9.25          114 mos.
  Vice President --                    4/6/98       2,000            9.25             13.25            9.25           98 mos.
  Operations & Global Sourcing
Michael C. Jonte.....................  4/6/98       2,000            9.25             13.25            9.25           98 mos.
  Vice President -- Merchandising      4/6/98       2,000            9.25             11.25            9.25           98 mos.
                                       4/6/98         842            9.25             14.25            9.25          113 mos.

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

     The Committee determined in April 1998 that the exercise prices of many stock options previously granted to employees of the Company were at such high levels compared to existing market value that the incentive and retention powers of the options had been negated to a certain extent. Accordingly, on April 6, 1998, the Committee approved the amendment of the exercise prices of certain employee options to lower them to $9.25, the closing sales price of the Common Stock on that date. All employees of the Company, including each current executive officer, were eligible to receive such option repricings.

                                          Respectfully Submitted
                                          by the Compensation Committee

                                          Wilbur J. Fix
                                          Philip H. Schaff, Jr.
                                          Lisa M. Douglas
                                          Kathleen M. Gardarian

DEFERRED COMPENSATION PLAN

     The Company has established a deferred compensation plan for the benefit of Walter E. Schoenfeld, the Company's Chairman of the Board, and his spouse. Under the plan, the Company has established a trust which holds and disperses assets pursuant to the terms of the plan. The Company will, for a period of five years, deposit $200,000 per year with the trustee of the trust. The trust funds are invested by the trustee in accordance with instructions given by the Company. Commencing in 2001, the trustee will pay Mr. Schoenfeld $100,000 per year from the trust funds. Such payments will continue for the remainder of Mr. Schoenfeld's life and then will be paid to his spouse, if she survives him.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 15 shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     Decisions on compensation of the Company's executives generally are made by the four-member Compensation Committee of the Board. Each member of the Compensation Committee is an "outside director," as such term is defined under the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") (collectively, "IRC
Section 162(m)"). All decisions relating to the compensation of the Company's executive officers, including decisions about grants or awards under the Company's 1991 Long-Term Incentive Plan (the "Incentive Plan"), and the Vanstastic Employee Stock Option Plan (the "Vanstastic Plan"), are made solely by the Compensation Committee. Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1998 as they affected the named executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be consistent with others in the Company's industry, but are weighted toward programs contingent upon the Company's medium- to longer-term (generally three to five years) performance. Certain key managers also are eligible for selection as participants in the Company's executive compensation plans. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of the Company's competitors, depending upon the Company's performance. It is the goal of the Compensation Committee, through the grant or award of incentive compensation tied to corporate performance, to pay the Company's executives and key managers more than the executives and key managers of competitors if the Company performs well. Increased orientation of executive compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Committee has also increasingly utilized these elements in the Company's compensation packages for its executive officers and for certain key managers.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

     Compensation paid to the named executive officers (other than Walter E. Schoenfeld) and to the Company's other executive officers for fiscal 1998, consisted of the following elements: (i) base salary; (ii) in some cases, long-term incentive compensation in the form of awards of incentive stock options under the Incentive Plan; (iii) grants of incentive stock options under the Vanstastic Plan; and (iv) bonus compensation.

     Base Salary. It is the policy of the Compensation Committee to approve only cost-of-living adjustments to executive officer salaries unless an officer's responsibilities have been significantly increased or such officer's performance has been superior. For fiscal 1999, executive officers of the Company generally only received cost-of-living adjustments to their salaries.

     Grant of Options under the Incentive Plan. During fiscal 1998, the Committee approved grants of incentive stock options under the Incentive Plan only to Mr. Lyons among the named executive officers, and to certain other executive officers and key managers. The grant to Mr. Lyons was made in conjunction with his promotion to Senior Vice President. In determining the size and other terms of the fiscal 1998 grants, the Compensation Committee considered the value of the services provided by these individuals, the value and number of their previously granted options, and the value and number of options previously granted to individuals of comparable levels. The exercise prices of the options were based on the closing sales price of the Common Stock on the dates of grant.

     Grants of Options under the Vanstastic Plan. Grants of options under the Vanstastic Plan are determined in the sole discretion of the Compensation Committee. Unless otherwise determined by the Committee, officers of the Company receive an annual grant of options equal to 20% of their base salary, divided by the closing sales price of the Common Stock on the date of grant. On September 16, 1997, all officers of the Company received grants of options pursuant to such formula except Jay E. Wilson, who was awarded options at a rate equal to 47.5% of his salary in recognition of his superior efforts as the Company's Vice President -- Marketing.

     Annual Bonus. Generally, it is the Company's policy that annual bonuses may be earned by each named executive officer (other than Walter E. Schoenfeld), each other executive officer of the Company, and certain key managers, under Bonus Programs adopted each fiscal year by the Compensation Committee, solely on the basis of (i) whether the Company achieves corporate performance targets, and
(ii) whether the executive or key manager achieves individual performance goals. Under the Fiscal 1998 Bonus Program, the named executive officers, the other executive officers, and certain managers were entitled to receive bonuses equal to a percentage of their base salaries if certain objectives were met during the year. Such bonuses were dependent on the Company meeting budgeted sales, gross margin and net income goals and the satisfaction of individual performance objectives. Since the Company did not meet all of its budgeted objectives for fiscal 1998, full bonuses were not paid to any of the named executive officers or any of the other executive officers or key managers of the Company.

CEO COMPENSATION

     Under Gary H. Schoenfeld's employment agreement, his salary compensation may not be set below $250,000 per year. When Mr. Schoenfeld was appointed President in July 1996, his salary was increased to $295,000 to reflect his increased responsibilities. When he was appointed Chief Executive Officer in February 1997, his salary was increased to $350,000 to reflect the increased responsibilities of that position. It is the intention of the Committee to tie most of Mr. Schoenfeld's future annual compensation to the performance of the Company. In that regard, it is the intention of the Committee to only increase Mr. Schoenfeld's future salary compensation in accordance with cost of living standards, and to provide him with bonus opportunities equal to 100% of his salary if the Company meets sales, earnings per share, gross margin and other targets set by the Committee at the beginning of each fiscal year.

CERTAIN TAX CONSIDERATIONS

     IRC Section 162(m) limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Generally, options granted (i) by a Compensation Committee consisting solely of outside directors, (ii) under a Plan approved by stockholders, and (iii) at the fair market value of the underlying securities, are considered "performance-based" if the Plan contains a limitation on the number of shares which can be granted to an individual in any one fiscal year.

     The Compensation Committee concluded that it is in the best interests of the Company to establish restrictions on the granting of options under the Incentive Plan and the Vanstastic Plan to assist in the qualification of compensation recognized on the exercise of such options as "performance-based." As a result, it adopted Amendment No. 3 to the Incentive Plan in July 1994, which limits the aggregate number of shares which may be granted under the Plan to any one individual to 300,000 in any one fiscal year. This Amendment was approved by the Stockholders at the 1994 Annual Meeting of Stockholders. The Committee also included a similar provision in the Vanstastic Plan which was approved by the Stockholders at the 1997 Annual Meeting of Stockholders. The Compensation Committee does not believe that other components of the Company's annual cash compensation will be likely to exceed $1 million in the foreseeable future and, therefore, concluded that no further action, with respect to qualifying such compensation for deductibility, was necessary at this time. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                          Respectfully Submitted
                                          by the Compensation Committee

                                          Wilbur J. Fix
                                          Philip H. Schaff, Jr.
                                          Lisa M. Douglas
                                          Kathleen M. Gardarian

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return among the Company, the NASDAQ Index and a Peer Group Index, from May 31, 1993 through May 31, 1998. Note: the stock price performance shown on the graph is not necessarily indicative of future price performance.

                                      VANS, INC.           NASDAQ            PEER GROUP
5/31/93                                    100                 100                 100
5/31/94                                     59                 105                  84
5/31/95                                     55                 125                 106
5/31/96                                    242                 182                 225
5/31/97                                    152                 205                 254
5/31/98                                    121                 261                 203

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company is a party to employment agreements with each of the named executive officers.

     Walter Schoenfeld's employment agreement extends until May 31, 2000. Under the agreement, Mr. Schoenfeld is entitled to participation in any medical or insurance plans established by the Company, and to reimbursement of expenses incurred by him in the performance of his duties, including living expenses and a car allowance. The Company reimburses Mr. Schoenfeld for the reasonable expenses of his spouse when she accompanies him on business trips, and for the expense of maintaining secretarial support in Seattle, where he lives, for purposes of conducting Company business there.

     Mr. Gosselin's agreement extends until September 17, 2000. His agreement entitles him to an annual salary of no less than $176,000. Mr. Gosselin is also entitled to participation in the Company's stock option and bonus plans, as well as any medical or insurance plans established by the Company. Mr. Gosselin is entitled to a severance payment equal to one year's salary if he is terminated without cause or resigns from the Company for a good reason, or resigns or is terminated after a "Change in Control" of the Company during the term of his agreement. The term "Change of Control" includes mergers or acquisitions involving the Company and material changes in the composition of the Board of Directors.

     The terms of Gary Schoenfeld's, Mr. Lyons' and Ms. Ratsula's agreements are generally the same as Mr. Gosselin's, with the following differences: Mr. Schoenfeld's minimum base compensation is $250,000 and the Company leases an automobile for him; Mr. Lyons' minimum base compensation is $229,000 and his severance payment is equal to six month's pay and the Company leases an automobile for him; and Ms. Ratsula's minimum base compensation is $200,000 and her severance payment is equal to six months' pay.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended May 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% owners were compiled with.

                              CERTAIN TRANSACTIONS

     Until May 31, 1998, MDC Management Company, the general partner of MDC, provided management, consulting and financial services to the Company for a fixed annual fee of $350,000, subject to adjustment based upon increases in the Consumer Price Index. The management agreement terminated as of May 31.

     George E. McCown, a current director and officer of the Company, and David
E. De Leeuw, a former director and officer of the Company, are general partners of MDC Management Company. Additionally, Gary H. Schoenfeld, the Company's President and Chief Executive Officer and a director, is a former partner of that firm.

     During fiscal 1998, the Company was a party to a Consulting Agreement with Taryn Veytia, the daughter of George E. McCown, an officer and director of the Company. Pursuant to the agreement, Ms. Veytia acted as the coordinator for the Company's European distributors in exchange for a monthly consulting fee. For the fiscal year ended May 31, 1998, the Company paid Ms. Veytia consulting fees of $60,000. The agreement expired on August 31, 1998.

     During fiscal 1997, the Company loaned $75,000 to John P. Walker, the Company's then Vice President -- Merchandising, to assist him with the relocation of his residence to California. The loan did not bear interest and was repayable over a five-year period. Mr. Walker resigned from the Company in January 1998 and currently owes a balance of $60,000 on the loan.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     KPMG Peat Marwick LLP have been the independent auditors of the Company since November 1, 1990 and, upon recommendation of the Audit Committee, have been appointed by the Board of Directors as the auditors for fiscal 1999. The stockholders of the Company are requested to ratify this appointment. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

REQUIRED VOTE

     The vote required to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors is an affirmative vote by stockholders holding a majority of the total votes cast in person or by proxy at the Annual Meeting. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

     Delaware law does not require the Company to submit the Board's appointment of the Company's independent auditors to the stockholders for ratification; however, the Company has chosen to do so in order to give stockholders an opportunity to express their views on the Company's independent auditors. If less than the vote required to ratify KPMG Peat Marwick LLP is received, the Board and the Audit Committee will decide whether to select other independent auditors for fiscal 1999.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1999.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the directors or executive officers of the Company, none of the persons who have been directors or executive officers of the Company since May 31, 1997, no nominee for the Board of Directors and no associate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting.

                             STOCKHOLDER PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1999 proxy solicitation materials must set forth such proposal in writing and file it with the Corporate Secretary of the Company on or before May 18, 1999. Proposals received after such date shall be considered untimely and shall not be included in the Company's proxy solicitation materials or considered at the 1999 Annual Meeting. The Board of Directors of the Company will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 1999 proxy solicitation materials.

                                 OTHER REPORTS

     The Company's Annual Report to Stockholders for the fiscal year ended May 31, 1998 has been distributed to stockholders with this Proxy Statement. Upon written request of any stockholder solicited hereby, the Company will provide, free of charge, a copy of its Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended May 31, 1998, which has been filed with the SEC. Requests should be directed to Craig E. Gosselin, Vice President, General Counsel, and Corporate Secretary, Vans, Inc., 15700 Shoemaker Avenue, Santa Fe Springs, California 90670.

                                          By Order of the Board of Directors,

                                          /s/ Craig E. Gosselin

                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary

PROXY


                                   VANS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 20, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of VANS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, October 20, 1998, at 10:00 a.m., Pacific Time, at the Sheraton Cerritos Hotel, 12725 Center Court Drive, Cerritos, California, and hereby further revokes all previous proxies and appoints Gary H. Schoenfeld and Craig
E. Gosselin and each of them, as proxy of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournments thereof with the same effect as if the undersigned were present, for the following purposes:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                                                                     Please mark ___
                                                                                                                   your votes as
                                                                                                                    indicated in  X
                                                                                                                    this example ___
                                             AUTHORITY GRANTED     AUTHORITY
                                                  to vote          WITHHELD
                                              for all nominees        to
                                              listed except as   vote for all
                                              indicated to the     nominees
                                               contrary below.      listed.                                   FOR  AGAINST  ABSTAIN
1.  The election of the following persons                                           2.  The ratification of
    as directors of the Company to serve           [   ]             [   ]              KPMG Peat Marwick     [  ]   [  ]    [  ]
    until the next Annual Meeting of the                                                LLP as the
    Stockholders and until their                                                        independent auditors
    respective successors are elected                                                   of the Company for
    and qualified.                                                                      fiscal 1999.

    Walter E. Schoenfeld     Gary H. Schoenfeld      George E. McCown
    Wilbur J. Fix            Philip H. Schaff, Jr.   Kathleen M. Gardarian
    James R. Sulat           Gerald Grinstein        Lisa M. Douglas
    Charles G. Armstrong     Leonard R. Wilkins

(INSTRUCTION: To vote against any one nominee, write that nominee's name in the space provided below.)


___________________________________________________________________________

                                                                                        THE SHARES REPRESENTED BY THIS PROXY WILL
                                                                                        BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO
                                                                                        INDICATION HAS BEEN MADE, THE SHARES
                                                                                        REPRESENTED BY THIS PROXY WILL BE VOTED FOR
                                                                                        THE ABOVE NOMINEES AND IN FAVOR OF THE
                                                                                        ABOVE PROPOSAL, AND, AS THE PROXY DEEMS
                                                                                        ADVISABLE, ON SUCH OTHER BUSINESS AS MAY
                                                                                        PROPERLY COME BEFORE THE ANNUAL MEETING.


Signature(s)____________________________________________________________________________________ Dated: _____________________, 1998

Sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

-----------------------------------------------------------------------------------------------------------------------------------

                                                      -- FOLD AND DETACH HERE --